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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of report (Date of earliest event reported): October 1, 1998


                     HANOVER GOLD COMPANY, INC.
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                    (Exact Name of Registrant as Specified in Charter)



     Delaware                 000-23022           11-2740461
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(State or Other Jurisdiction   (Commission        (IRS Employer
 of Incorporation)              File Number)      Identification No.)



                    15102 E. Indiana Ave., Spokane, WA 99216
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                    (Address of principal executive offices)



Registrant's telephone number, including area code     (509) 891-8817
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Item 5. Other Events

     On October 1, 1998 the registrant's Board of Directors appointed Raymond A. Hanson to act as the registrant's President and CEO. Mr. Hanson replaces James A. Fish who will serve as Vice President. Mr. Hanson and Mr. Fish will continue in their capacities for the remainder of the ensuing year and until their successors are appointed. Mr. Hanson has been an advisor to the registrant and is the founder of R. A. Hanson Company, a corporation that designs and manufactures construction and mining equipment for distribution worldwide. Subsequent to a reorganization in 1994, the mining, machinery, and real estate development divisions of R. A. Hanson Company were spun off and now operate as Hanson Industries, Inc. Hanson Industries is privately owned and under Mr. Hanson's management.

The company further announced the relocation of its corporate offices to Hanson Industries' complex of offices at 15102 E. Indiana Ave., Spokane, Washington 99216. The Company's new telephone number is (509) 891-8817 and its new fax number is
(509) 891-8901.

Item 7. Financial Statements and Exhibits.

No financial statements are required to be included as part of this report.

     The exhibits hereto consist of:

          (a)  A copy of Hanover's press release dated October 5, 1998


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HANOVER GOLD COMPANY, INC.
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                                   (Registrant)

Date: October 6, 1998              By:  /s/Raymond A. Hanson
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                                   (Raymond A. Hanson, President)